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                                                                       EXHIBIT 5


                                  July 9, 2001


FiNet.com, Inc.
2527 Camino Ramon
San Ramon, CA 94583

     RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by FiNet.com, Inc. ("FINET") with the Securities and Exchange Commission on or about July 9, 2001, in connection with the registration under the Securities Act of 1933, as amended, of an additional 3,200,000 shares (the "SHARES") of Common Stock to be issued, as applicable, under your 1998 Stock Option Plan, as amended (the "OPTION PLAN"), and your 1998 Non-Employee Directors' Stock Option Plan, as amended (the "DIRECTORS' PLAN" and collectively, the Option Plan and the Directors' Plan, the "PLANS"). As your special legal counsel, we have reviewed the actions taken by you in connection with the proposed sale and issuance of the Shares by you under the Plans. We assume that each issuance of Shares will be made in accordance with the terms of the Plans.

         It is our opinion that, upon completion of the proceedings being taken, or contemplated by us, as your special legal counsel, to be taken prior to the issuance of the Shares pursuant to the Registration Statement and the Plans, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors, will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.


                                  Very truly yours,
                                  WILSON SONSINI GOODRICH & ROSATI
                                  Professional Corporation

                                  /s/ Wilson Sonsini Goodrich & Rosati, P.C.